                                                     EXHIBIT 4(a)

                   WAIVER AND AMENDMENT NO. 4

    This Waiver and Amendment No. 4 ("Amendment"), dated as of September 14, 1998, is among ONEIDA LTD., a New York corporation (the "Borrower"), THE CHASE MANHATTAN BANK (successor by merger to The Chase Manhattan Bank, N.A. and Chemical Bank), as agent under the Credit Agreement referred to below ("Agent"), and the Banks which are of have become parties to the Credit Agreement referred to below ("Banks").

                            RECITALS

    A. The Borrower, the Agent and the Banks are or have become parties to a Credit Agreement dated as of January 19, 1996 which has been amended by Amendment No. 1 dated as of September 25, 1996, Amendment No. 2 dated as of November 1, 1996, and Amendment No. 3 dated as of January 24, 1997 (as amended, hereafter referred to as the "Credit Agreement").

    B. Borrower has advised the Agent and Banks that its ratio of Total Funded Debt to Consolidated Adjusted Tangible Net Worth for the fiscal quarter ending August 1, 1998 was 1.51 to 1.0, in violation of Section 6.17(a) of the Credit Agreement.

    C. Borrower has requested that the Agent and Banks waive the Event of Default arising out of Borrower's failure to comply with Section 6.17(a) at August 1, 1998, and to amend Section 6.17(a) of the Credit Agreement.

    NOW, THEREFORE, the parties agree as follows:

    1.   Definitions.   all capitalized  terms  used  in  this Amendment which
are not otherwise defined shall have the meanings given to those terms in the Credit Agreement.

    2. Waiver. The Banks hereby waive the Event of Default created as a result of Borrowers' failure to comply with Section 6.17(a) of the Credit Agreement at August 1, 1998. This waiver is limited to the failure to comply with Section 6.17(a) at August 1, 1998 and shall not be construed as a waiver of any other presently existing or future Events of Default.

    3.   Amendment of Credit Agreement.

         (a) Section 6.17(a) of the Credit Agreement is amended to read as follows:

         The ratio of Total Funded Debt of the Borrower and its Restricted Subsidiaries to Consolidated Adjusted Tangible Net Worth shall not exceed the following amounts at the end of any fiscal quarter:

              1.60 to 1.0 at the end of the fiscal quarter ending October 31, 1998; and

              1.35  to  1.0  at the end of the  fiscal  quarter ending
              January 30, 1999 and at the end of each subsequent fiscal quarter.

    4. Representations and Warranties. The Borrower represents and warrants to the Agent and the Banks that:

         (a) Each of the representations and warranties made by the Borrower in the Credit Agreement is true and correct on and as of the date of this Amendment (except that Schedule E thereto does not reflect additional liens, permitted under the Credit Agreement, which were created after the date thereof).

         (b) No Default or Event of Default has occurred and is continuing except for the Event of Default referenced in Paragraph 2 above.

         (c) This Amendment has been duly and validly executed and delivered by the Borrower and constitutes its legal, valid and binding obligation, enforceable against the Borrower in accordance with its terms.

    5. Effectiveness. This Amendment shall become effective as of the date set forth above upon the Agent's receipt of a counterpart of this Amendment duly executed and delivered by the Borrower, the Agent, and each of the Banks.

    6. Confirmation of Credit Agreement. Except as amended by this Amendment, all the provisions of the Credit Agreement remain in full force and effect from and after the date hereof, and the Borrower hereby ratifies and confirms the Credit Agreement and each of the documents executed in connection therewith. From and after the date hereof, all references in the Credit Agreement to "this Agreement", "hereof", "herein", or similar terms, shall refer to the Credit Agreement as amended by this Amendment.

    7. Counterparts. This Amendment may be signed in any number of counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. Delivery of an executed signature page to this Amendment by facsimile transmission shall be as effective as delivery of a manually signed counterpart.

    IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed as of the day and year first above written.

                                       THE CHASE MANHATTAN BANK
                                       (as Agent and as Bank)

                                       By: /s/ JOSEPH H. ODO JR. V.P.
                                               Joseph H. Oddo, Jr.
                                               Vice President


                                       NATIONSBANK,N.A.

                                       By:/s/ JAMES T. GILLAND
                                              James T. Gilland
                                              Senior Vice President


                                       MARINE MIDLAND BANK

                                       By: /s/ JOHN R. PENNISI
                                               John R. Pennisi
                                               Vice President


                                       ONEIDA LTD.

                                       By: /s/ EDWARD W. THOMA
                                               Edward W. Thoma
                                               Senior Vice President

                             WAIVER

    This Waiver ("Waiver"), dated as of December 140 1998, is among The Chase Manhattan Bank (successor by merger to The Chase Manhattan Bank, N.A. and Chemical Bank), as agent under the Credit Agreement referred to below ("Agent"), and the Banks which are of have become parties to the Credit Agreement referred to below ("Banks") in favor of ONEIDA LTD., a New York corporation ("Borrower").

                             RECITALS

    A. The Borrower, the Agent and the Banks are or have become parties to a Credit Agreement dated as of January 19, 1996 which has been amended by Amendment No. 1 dated as of September 25, 1996, Amendment No. 2 dated as of November 1, 1996, Amendment No. 3 dated as of January 24, 1997, and a Waiver and Amendment No. 4 dated as of September 14, 1998 (as amended, hereafter referred to as the "Credit Agreement").

    B. Borrower has advised the Agent and Banks that its ratio of Total Funded Debt to Consolidated Adjusted Tangible Net Worth for the fiscal quarter ending October 31, 1998 was 1.68 to 1.0, in violation of Section 6.17(a) of the Credit Agreement.

    C. Borrower has requested that the Agent and Banks waive the Event of Default arising out of Borrower's failure to comply with Section 6.17(a) at October 31, 1998.

    NOW, THEREFORE, the parties agree as follows:

    1.   Definitions.   all capitalized  terms  used  in  this Amendment which
are not otherwise defined shall have the meanings given to those terms in the Credit Agreement.

    2. Waiver. The Banks hereby waive the Event of Default created as a result of Borrowers' failure to comply with Section 6.17(a) of the Credit Agreement at October 31, 1998. This waiver is limited to the failure to comply with Section 6.17(a) at October 31, 1998 and shall not be construed as a waiver of any other presently existing or future Events of Default.

    3. Effectiveness. This Waiver shall become effective as of the date set forth above upon the Agent's receipt of a counterpart of this Waiver duly executed and delivered by the Agent and each of the Banks.

    4. Confirmation of Credit Agreement. Except as waived hereby, all the provisions of the Credit Agreement remain in full force and effect from and after the date hereof.

    5. Counterparts. This Amendment may be signed in any number of counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. Delivery of an executed signature page to this Amendment by facsimile transmission shall be as effective as delivery of a manually signed counterpart.

    IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed as of the day and year first above written.

                                       THE CHASE MANHATTAN BANK
                                       (as Agent and as Bank)

                                       By: /s/ JOSEPH H. ODO JR. V.P.
                                               Joseph H. Oddo, Jr.
                                               Vice President


                                       NATIONSBANK,N.A.

                                       By:/s/ W. L. HESS
                                              W. L. Hess
                                              Managing Director


                                       MARINE MIDLAND BANK

                                       By: /s/ JOHN R. PENNISI
                                               John R. Pennisi
                                               Vice President

                         AMENDMENT NO. 5
                               TO
                        CREDIT AGREEMENT

    This Amendment No. 5 ("Amendment"), dated as of February 19, 1999, is among
ONEIDA  LTD.,  a  New  York  corporation   (the "Borrower"), THE CHASE MANHATTAN
BANK (successor by merger to The Chase Manhattan Bank, N.A. and Chemical Bank), as agent under the Credit Agreement referred to below ("Agent"), and the Banks which are or have become parties to the Credit Agreement referred to below ("Banks").

                            RECITALS

    A. The Borrower, the Agent and the Banks are or have become parties to a Credit Agreement dated as of January 19, 1996 which has been amended by Amendment No. 1 dated as of September 25, 1996, Amendment No. 2 dated as of November 1, 1996, Amendment No. 3 dated as of January 24, 1997, and a Waiver and Amendment No. 4 dated as of September 14, 1998 (as amended, hereafter referred to as the "Credit Agreement").

    B. Borrower has requested that the Agent and Banks amend Section 6.17(a) of the Credit Agreement.

    NOW, THEREFORE, the parties agree as follows:

    1.   Definitions.   All capitalized  terms  used  in  this Amendment which
are not otherwise defined shall have the meanings given to those terms in the Credit Agreement.

    2.   Amendment of Credit Agreement.

         (a) Section 6.17(a) of the Credit Agreement is amended to read as follows:

         The ratio of Total Funded Debt of the Borrower and its Restricted Subsidiaries to Consolidated Adjusted Tangible Net Worth shall not exceed the following amounts at the end of any fiscal quarter:

              1.60 to 1.0 at the end of the fiscal quarter ending January 30, 1999; and

              1.75  to  1.0  at the end of the  fiscal  quarter ending
              May 1, 1999; and

              1.65 to 1.0 at the end of the fiscal quarter ending July 31, 1999; and

              1.50 to 1.0 at the end of the fiscal quarter ending October 30, 1999; and

              1.35  to  1.0  at the end of the  fiscal  quarter ending
              January 29, 2000 and at the end of each subsequent fiscal quarter thereafter.

    4.   Representations  and  Warranties.    The   Borrower represents and
warrants to the Agent and the Banks that:

         (a) Each of the representations and warranties made by the Borrower in the Credit Agreement is true and correct on and as of the date of this Amendment (except that Schedule E thereto does not reflect additional liens, permitted under the Credit Agreement, which were created after the date thereof).

         (b)  No Default or Event of Default has occurred and is continuing.

         (c) This Amendment has been duly and validly executed and delivered by the Borrower and constitutes its legal, valid and binding obligation, enforceable against the Borrower in accordance with its terms.

    5. Effectiveness. This Amendment shall become effective as of the date set forth above upon the Agent's receipt of a counterpart of this Amendment duly executed and delivered by the Borrower, the Agent, and each of the Banks.

    6. Confirmation of Credit Agreement. Except as amended by this Amendment, all the provisions of the Credit Agreement remain in full force and effect from and after the date hereof, and the Borrower hereby ratifies and confirms the Credit Agreement and each of the documents executed in connection therewith. From and after the date hereof, all references in the Credit Agreement to "this Agreement", "hereof", "herein", or similar terms, shall refer to the Credit Agreement as amended by this Amendment.

    7. Counterparts. This Amendment may be signed in any number of counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. Delivery of an executed signature page to this Amendment by facsimile transmission shall be as effective as delivery of a manually signed counterpart.

    IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed as of the day and year first above written.

                                       THE CHASE MANHATTAN BANK
                                       (as Agent and as Bank)

                                       By: /s/ JOSEPH H. ODO JR. V.P.
                                               Joseph H. Oddo, Jr.
                                               Vice President


                                       NATIONSBANK,N.A.

                                       By:/s/ W. LAWRENCE HESS
                                              W. Lawrence Hess
                                              Managing Director


                                       MARINE MIDLAND BANK

                                       By: /s/ JOHN R. PENNISI
                                               John R. Pennisi
                                               Vice President


                                       ONEIDA LTD.

                                       By: /s/ EDWARD W. THOMA
                                               Edward W. Thoma
                                               Senior Vice President